UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 21, 2008

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
301 Velocity Way, 5th Floor Foster City, California 94404 (650) 513-7000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement

On October 21, 2008, Equinix (London) Limited, an indirect wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and Slough Trading Estate Limited entered into an agreement for lease for property and a warehouse building located in Slough, on the outskirts of London, United Kingdom  (the “Agreement for Lease”).  The Agreement for Lease provides for the completion of certain works within a specified time frame and the entry into a definitive lease (the “Lease”) upon the completion of those works.  The Lease will have a term of 20 years, with an option to terminate on the part of the tenant after 15 years upon six months’ prior notice, and a total rent obligation of approximately $41.6 million (based on the projected square footage and the exchange rate as of October 21, 2008) over the first 15 years of the Lease.  On the 15th anniversary of the Lease, the rent can be reviewed and adjusted to market rents, as set out in the Lease. Upon the expiration of the term of 20 years, the tenant has the option to renew the Lease for a further 10 years, subject to further rent reviews and adjustments, as set out in the Lease.

In connection with the Agreement for Lease and the Lease, Equinix has agreed to guarantee the performance of the obligations of the tenant thereunder.

Slough Trading Estate Limited is currently Equinix’s landlord at another data center property in the United Kingdom.

Item 2.02.     Results of Operations and Financial Condition

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On October 22, 2008, Equinix issued a press release announcing its financial results for the quarter ended September 30, 2008.  A copy of the press release is attached as Exhibit 99.1.  Equinix released certain non-GAAP information in the press release and attached to the press release is a reconciliation to the non-GAAP information.

On October 22, 2008, in connection with the issuance of the press release, Equinix will hold a conference call to discuss the press release.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Equinix, Inc., dated October 22, 2008, reporting financial results for the quarter ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE:	October 22, 2008	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Equinix, Inc., dated October 22, 2008, reporting financial results for the quarter ended September 30, 2008.